EXHIBIT 23(a)
                                                                   -------------

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2003, relating to the consolidated financial statements and financial statement schedule of Hanger Orthopedic Group, Inc., which appears in Hanger Orthopedic Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

McLean, Virginia
September 2, 2003